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EXHIBIT (24) - INDEPENDENT AUDITORS' CONSENT







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Deloitte & Touche LLP
Two Jericho Plaza
Jericho, New York  11753-1683






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-15167 and No. 33-82172 of State Bancorp, Inc. on Forms S-8 of our report dated January 26, 1996, appearing in this Annual Report on Form 10-K of State Bancorp, Inc. for the year ended December 31, 1995.



s/Deloitte & Touche LLP

March 29, 1996